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EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

for tender of any and all outstanding
7.95% Senior Notes, Series E due 2032 (CUSIP Nos. 02360XAG2 and U02478AC6)
in exchange for
7.95% Senior Notes, Series F due 2032
of
AmerenEnergy Generating Company

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding 7.95% Senior Notes, Series E due 2032 (the "Old Notes") of AmerenEnergy Generating Company, an Illinois corporation (the "Company"), who wish to tender their Old Notes for an equal principal amount of new 7.95% Senior Notes, Series F due 2032 of the Company (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended, and (a) whose Old Notes are not immediately available, (b) who cannot deliver their Old Notes, the duly completed and executed Letter of Transmittal or any other required documents to Ameren Services Company, as exchange agent (the "Exchange Agent"), or (c) who cannot complete the procedures for book-entry transfer prior to 5:00 P.M., New York City time on            , 200   (the "Expiration Date").

        This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or hand delivery (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus dated                        , 200  (as the same may be amended or supplemented from time to time, the "Prospectus"). The Company has the right to reject a tender of Old Notes made pursuant to the guaranteed delivery procedures unless the registered holder using the guaranteed delivery procedure submits either (i) the Old Notes tendered thereby, in proper form for transfer, or (ii) confirmation of book-entry transfer as set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

The Exchange Agent for the Exchange Offer is:

Ameren Services Company

You may deliver documents to the Exchange Agent
in connection with the Exchange Offer as follows:

By Registered or Certified Mail:	Facsimile Transmission Number (Eligible Institutions Only):	By Hand or Overnight Delivery:
Ameren Services Company P.O. Box 66887	(314) 554-2401	Ameren Services Company 1901 Chouteau Avenue
St. Louis, Missouri 63166-6887	Confirm by Telephone or For Information Call: (314) 554-3502	St. Louis, Missouri 63103
Attention:		Attention:
Investor Services MC 1035 Personal and Confidential	You May Also Call Toll-Free to Confirm: (800) 255-2237	Investor Services MC 1035 Personal and Confidential

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

The Information Agent for the Exchange Offer is:

Morrow & Co., Inc.

You may obtain information regarding the Exchange
Offer from the Information Agent as follows:

By Registered or Certified Mail:	Call Collect: (212) 754-8000	By Hand or Overnight Delivery:
Morrow & Co., Inc.		Morrow & Co., Inc.
445 Park Avenue, 5th Floor New York, New York 10022	Banks and Brokerage Firms Call: (800) 654-2468	445 Park Avenue, 5th Floor New York, New York 10022
Attention:		Attention:
John Ferguson Personal and Confidential	E-mail: ameren.info@morrowco.com	John Ferguson Personal and Confidential

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company the aggregate principal amount of the Old Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal.

DESCRIPTION OF SECURITIES TENDERED

Name and Address of Registered Holder as it Appears on the Old Notes (Please Print)	Certificate Number(s) of Old Notes Tendered	Aggregate Principal Amount Represented by Old Notes*	Principal Amount of Old Notes Tendered

  *
  Must be in denominations of U.S. $100,000 and integral multiples of U.S. $l,000 in excess thereof.

        If the Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X		Date:	, 2001

X		Date:	, 2001

Signature(s) of Owner(s) or Authorized Signatory
Area Code and Telephone Number:

Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates of the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

        If a signature or signatures on the previous page is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

THIS GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either (a) the Old Notes tendered hereby, in proper form for transfer, or (b) confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company maintained for such purpose, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

        The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

(Authorized Signature)
Address:		Title:

Name:

	(zip code)		(Please type or print)
Area Code and Telephone Number:		Date:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY
THIS GUARANTEE MUST BE COMPLETED GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)